EXHIBIT 99.1

Contacts:
Layne Christensen Company	The Equity Group Inc.
Jim Easter	Devin Sullivan
Chief Financial Officer	Sr. Vice President
913-362-6984	212-836-9608
www.layne.com	dsullivan@equityny.com

Jenny Caulk	Thomas Mei
Director of Communications	Account Executive
913-677-6852	212-836-9614
jenny.caulk@layne.com	tmei@equityny.com

Layne Christensen Names Martha R. Vance Chief Accounting Officer

MISSION WOODS, Kan., July 8, 2013 – Layne Christensen Company (Nasdaq: LAYN) ("Layne" or the "Company") today announced that Martha R. Vance, CPA, has been named Vice President, Chief Accounting Officer, effective July 8, 2013.  Ms. Vance will report to James R. Easter, Layne’s Chief Financial Officer.

Ms. Vance brings nearly 20 years of accounting, analysis, and financial reporting experience to Layne.  She most recently served as the Controller for the residential business of Direct Energy, one of North America's largest energy and energy-related services providers. Prior to that, Ms. Vance was Controller at Prospector Offshore Drilling S.A., a provider of high specification, harsh environment drilling rigs.  From January 2010 through October 2011, Ms. Vance worked at Seahawk Drilling, Inc., a shallow-water contract oil & gas drilling company, first as Director of Corporate Accounting and then Vice President of Reporting. Ms. Vance also held positions of increasing responsibility at Fulcrum Power Services, Copano Energy, and Cleco Corporation.

Ms. Vance holds a B.B.A. in Accounting from Northeast Louisiana University, and is a Certified Public Accountant.

Jim Easter, CFO of Layne, said, “Martha brings a wealth of experience from the power and energy services industries.  She is a welcome addition to Layne, and we look forward to her contributions.”

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.